SECOND AMENDMENT TO REVOLVING CREDIT AND

LETTER OF CREDIT LOAN AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AND LETTER OF CREDIT LOAN AGREEMENT (this “Amendment”) is entered into this the 12th day of August, 2005 by and between, U.S. XPRESS ENTERPRISES, INC., a Nevada corporation (the “Borrower”), and SUNTRUST BANK, FLEET NATIONAL BANK, LASALLE BANK, NATIONAL ASSOCIATION, BRANCH BANKING AND TRUST COMPANY, NATIONAL CITY BANK, REGIONS FINANCIAL CORPORATION (collectively the “Lenders”), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS:

A.           The Borrower, Administrative Agent and the Lenders previously entered into that certain Revolving Credit and Letter of Credit Loan Agreement dated October 14, 2004 (as previously amended and as it may be amended from time to time, the “Agreement”).

B.          The Borrower, Administrative Agent and the Lenders desire to amend the Agreement to increase the amount of allowable stock redemption payments under Section 7.5 of the Agreement, as provided herein.

C.            Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower, Administrative Agent and the Lenders agree as follows:

1.            Section 7.5 of the Agreement concerning "Restricted Payments" is deleted and the following is substituted in lieu thereof:

7.5          Restricted Payments. The Borrower will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the Obligations of the Borrower or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment”), except for (i) dividends payable by the Borrower solely in shares of any class of its common stock; (ii) Restricted Payments made by any Subsidiary to the Borrower or to another Subsidiary Loan Party; and (iii) from the Closing Date, the Borrower may make stock redemptions not to exceed $15,000,000 in the aggregate during the term hereof. Notwithstanding any provision herein to the contrary, no payments under subsection (i) or (iii) may be made if a Default or Event of Default has occurred and is continuing at the time such dividend is paid or redemption is made.

2.            Section 6.4 of the Agreement concerning "Consolidated Tangible Net Worth" is amended by adding the following sentence at the end thereof:

Notwithstanding any provision of this Section to the contrary, the required Consolidated Tangible Net Worth shall be reduced by the allowable stock redemptions made under Section 7.5 from and after August 12, 2005.

3.            Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)           The Lenders shall have received this Amendment duly executed by the Borrower and the Guarantors;

(b)           The representations and warranties in the Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

(c)	No Default shall exist; and

(d)           In consideration for the consents by the Required Lenders to this Amendment, the Borrower shall pay, concurrently with the execution hereof, an amendment fee equal to two and one-half hundredths of one percent (2.5 bps) of the Total Commitments of the Lenders which consent to this Amendment on or before August 12, 2005. Such fee shall be paid to the Administrative Agent for payment to such consenting Lenders on a pro rata basis.

4.            Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Amendment.

5.            Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6.            Severability; Headings. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The section and subsection headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

7.            Continuing Effect Upon Other Documents. This Amendment shall not constitute an amendment or waiver of any other provision of the Agreement not expressly referred to herein and, except to the extent that the Agreement has been amended hereby, shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended, modified or supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect.

8.            GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.

Guarantor Consent

Each of the undersigned Guarantors: (i) consent and agree to this Amendment and (ii) agree that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Guarantor enforceable against it in accordance with their respective terms.

GUARANTORS:

U.S. Xpress, Inc.
U.S. Xpress Leasing, Inc.
Xpress Air, Inc.
Xpress Company Store, Inc.
Xpress Holdings, Inc.
[Xpress Global Systems, Inc.]
Xpress Colorado, Inc.
Cargo Movement Corp.
Xpress Nebraska, Inc.
Xpress Waiting, Inc.

Colton Xpress, LLC

By:  /s/Ray M. Harlin

Name:  Ray M. Harlin

Authorized Officer of each Guarantor

ENTERED INTO as of the date first above written.

BORROWER:

U.S. XPRESS ENTERPRISES, INC.

By: /s/ Ray M. Harlin

Title: Executive VP and CFO

LENDERS:

SUNTRUST BANK

as Administrative Agent, as an Issuing Bank,

as Swingline Lender and as a Lender

By: /s/ William H. Copeland

Title: Director

[additional signature lines continued on following pages]

BANK OF AMERICA, N.A., as Issuing Bank for Existing Letters of Credit and as a Lender

By:       /s/Andrew Bunton

Title: Vice President

LASALLE BANK, NATIONAL ASSOCIATION

By: /s/ Chris Hersey

Title: Assistant Vice President

BRANCH BANKING AND TRUST COMPANY

By:   /s/L. Allen Rathbone

Title:      Senior Vice President

NATIONAL CITY BANK

By:   /s/John H. Ankerman

Title: Senior Vice President

REGIONS FINANCIAL CORPORATION

By:        /s/Elaine B. Passman

Title: Assistant Vice President

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